Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2011

EAGLE OIL HOLDING COMPANY, INC .
(Name of Registrant as spec ified in its charter)

Nevada	000-1437476	20-1144153
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

50 W. Liberty, Suite 880
Reno, Nevada 89501
(209) 736-4530
(Address and telephone numb er of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Writ ten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 2.02 Results of Operations and Financial Condition

Due to limited activity within its oil field operations, Eagle Oil Holding Company, Inc. the (“ Company” ) has clarified the status of itself as being a non-shell Company. The Company maintains liquid assets, 12 million barrels of oil in place, and non liquid assets, (storage, pumps and recovering systems), in the oil business and further states that the Company is an on-going business within the oil industry as a producer of petroleum in East Texas on its own oil field.

Details of the business can be obtained at the Company website: www.eagleoilholdingco.com.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 4, 2011

Eagle Oil Holding Company, Inc.

/s/ Brian Wilmot
By: Brian Wilmot, CEO